EXHIBIT 99.1

CONTACT:	STEPHEN THERIOT
(201) 587-1000

888 Seventh Avenue
New York, NY 10019

FOR IMMEDIATE RELEASE – August 1, 2016

Vornado Announces Second Quarter 2016 Financial Results

NEW YORK.......VORNADO REALTY TRUST (New York Stock Exchange: VNO) filed its Form 10-Q for the quarter ended June 30, 2016 today and reported:

Quarter Ended June 30, 2016 Financial Results

NET INCOME attributable to common shareholders for the quarter ended June 30, 2016 was $220.5 million, or $1.16 per diluted share, compared to $165.7 million, or $0.87 per diluted share, for the prior year’s quarter.  Adjusting net income attributable to common shareholders for the items listed in the table on the following page, net income attributable to common shareholders for the quarters ended June 30, 2016 and 2015 was $72.5 million and $89.1 million, or $0.38 and $0.47 per diluted share, respectively.

FUNDS FROM OPERATIONS attributable to common shareholders plus assumed conversions (“FFO”) for the quarter ended June 30, 2016 was $229.4 million, or $1.21 per diluted share, compared to $323.4 million, or $1.71 per diluted share, for the prior year’s quarter.  Adjusting FFO for the items listed in the table on the following page, FFO for the quarters ended June 30, 2016 and 2015 was $233.0 million and $238.6 million, or $1.23 and $1.26 per diluted share, respectively.

Six Months Ended June 30, 2016 Financial Results

NET INCOME attributable to common shareholders for the six months ended June 30, 2016 was $106.3 million, or $0.56 per diluted share, compared to $250.2 million, or $1.32 per diluted share, for the six months ended June 30, 2015.  Adjusting net income attributable to common shareholders for the items listed in the table on the following page, net income attributable to common shareholders for the six months ended June 30, 2016 and 2015 was $115.2 million and $150.0 million, or $0.61 and $0.79 per diluted share, respectively.

FFO for the six months ended June 30, 2016 was $433.1 million, or $2.28 per diluted share, compared to $544.3 million, or $2.87 per diluted share, for the prior year’s six months.  Adjusting FFO for the items listed in the table on the following page, FFO for the six months ended June 30, 2016 and 2015 was $438.3 million and $441.3 million, or $2.31 and $2.33 per diluted share, respectively.

Supplemental Financial Information

Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com.  Vornado Realty Trust is a fully – integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2015.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

(tables to follow)

The following table reconciles our net income to net income, as adjusted and FFO to FFO, as adjusted:

(Amounts in thousands, except per share amounts)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income attributable to common shareholders	$220,463	$165,651	$106,300	$250,244
Per diluted share	$1.16	$0.87	$0.56	$1.32

Items that impact net income attributable to common shareholders:
Net gains on sale of real estate and residential condominiums	$159,830	$4,513	$160,544	$17,240
Net income from discontinued operations and sold properties	3,671	5,168	5,316	17,006
Acquisition and transaction related costs	(2,904)	(4,061)	(7,511)	(6,042)
Default interest on Skyline properties mortgage loan	(2,711)	-	(2,711)	-
Real estate impairment losses	(49)	(14,806)	(165,102)	(15,062)
Reversal of allowance for deferred tax assets (re: taxable
REIT subsidiary's ability to utilize NOLs)	-	90,030	-	90,030
Other	-	433	-	3,154
	157,837	81,277	(9,464)	106,326
Noncontrolling interests' share of above adjustments	(9,837)	(4,754)	580	(6,119)
Items that impact net income attributable to common shareholders, net	$148,000	$76,523	$(8,884)	$100,207

Net income attributable to common shareholders, as adjusted	$72,463	$89,128	$115,184	$150,037
Per diluted share	$0.38	$0.47	$0.61	$0.79

FFO (1)	$229,432	$323,381	$433,104	$544,305
Per diluted share	$1.21	$1.71	$2.28	$2.87

Items that impact FFO:
Acquisition and transaction related costs	$(2,904)	$(4,061)	$(7,511)	$(6,042)
Default interest on Skyline properties mortgage loan	(2,711)	-	(2,711)	-
FFO from discontinued operations and sold properties	1,794	8,201	3,957	24,796
Reversal of allowance for deferred tax assets (re: taxable
REIT subsidiary's ability to utilize NOLs)	-	90,030	-	90,030
Our share of impairment loss on India real estate venture's
non-depreciable real estate	-	(4,502)	-	(4,502)
Net gain on sale of residential condominiums	-	-	714	1,860
Other	-	433	-	3,154
	(3,821)	90,101	(5,551)	109,296
Noncontrolling interests' share of above adjustments	238	(5,270)	339	(6,290)
Items that impact FFO, net	$(3,583)	$84,831	$(5,212)	$103,006

FFO, as adjusted	$233,015	$238,550	$438,316	$441,299
Per diluted share	$1.23	$1.26	$2.31	$2.33

(1)	See page 4 for a reconciliation of our net income to FFO for the three and six months ended June 30, 2016 and 2015.

VORNADO REALTY TRUST
OPERATING RESULTS FOR THE THREE AND SIX MONTHS ENDED
JUNE 30, 2016 AND 2015

(Amounts in thousands, except per share amounts)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues	$621,708	$616,288	$1,234,745	$1,223,090

Income from continuing operations	$265,907	$215,764	$173,583	$324,831
Income (loss) from discontinued operations	2,475	(364)	3,191	15,815
Net income	268,382	215,400	176,774	340,646
Less net income attributable to noncontrolling interests in:
Consolidated subsidiaries	(13,025)	(19,186)	(22,703)	(35,068)
Operating Partnership	(14,531)	(10,198)	(7,044)	(15,485)
Net income attributable to Vornado	240,826	186,016	147,027	290,093
Preferred share dividends	(20,363)	(20,365)	(40,727)	(39,849)
Net income attributable to common shareholders	$220,463	$165,651	$106,300	$250,244

Income per common share - Basic:
Income from continuing operations, net	$1.16	$0.88	$0.54	$1.25
Income from discontinued operations, net	0.01	-	0.02	0.08
Net income per common share	$1.17	$0.88	$0.56	$1.33
Weighted average shares outstanding	188,772	188,365	188,715	188,183

Income per common share - Diluted:
Income from continuing operations, net	$1.15	$0.87	$0.54	$1.24
Income from discontinued operations, net	0.01	-	0.02	0.08
Net income per common share	$1.16	$0.87	$0.56	$1.32
Weighted average shares outstanding	189,885	189,600	190,000	189,775

FFO	$229,432	$323,381	$433,104	$544,305
Per diluted share	$1.21	$1.71	$2.28	$2.87

FFO, as adjusted	$233,015	$238,550	$438,316	$441,299
Per diluted share	$1.23	$1.26	$2.31	$2.33

Weighted average shares used in determining FFO per diluted share	189,885	189,600	190,043	189,775

The following table reconciles our net income to FFO:
(Amounts in thousands, except per share amounts)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income attributable to common shareholders	$220,463	$165,651	$106,300	$250,244
Per diluted share	$1.16	$0.87	$0.56	$1.32

FFO adjustments:
Depreciation and amortization of real property	$133,218	$129,296	$267,339	$247,552
Net gains on sale of real estate	(161,721)	-	(161,721)	(10,867)
Real estate impairment losses	-	-	160,700	256
Proportionate share of adjustments to equity in net income (loss) of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	38,308	32,282	77,354	68,554
Net gains on sale of real estate	(319)	(4,513)	(319)	(4,513)
Real estate impairment losses	49	10,304	4,402	10,304
	9,535	167,369	347,755	311,286
Noncontrolling interests' share of above adjustments	(588)	(9,662)	(21,469)	(18,109)
FFO adjustments, net	$8,947	$157,707	$326,286	$293,177

FFO attributable to common shareholders	$229,410	$323,358	$432,586	$543,421
Convertible preferred share dividends	22	23	43	46
Earnings allocated to Out-Performance Plan units	-	-	475	838
FFO attributable to common shareholders plus assumed conversions	$229,432	$323,381	$433,104	$544,305
Per diluted share	$1.21	$1.71	$2.28	$2.87

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries.  FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.  FFO does not represent net income and should not be considered an alternative to net income as a performance measure.  FFO may not be comparable to similarly titled measures employed by other companies.  A reconciliation of our net income to FFO is provided above.  In addition to FFO, we also disclose FFO, as adjusted.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance.  Reconciliations of FFO to FFO, as adjusted are provided on page 2 of this press release.

Conference Call and Audio Webcast

As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, August 2, 2016 at 10:00 a.m. Eastern Time (ET).  The conference call can be accessed by dialing 888-771-4371 (domestic) or 847-585-4405 (international) and indicating to the operator the passcode 42972201.  A telephonic replay of the conference call will be available from 1:00 p.m. ET on August 2, 2016 through September 1, 2016.  To access the replay, please dial 888-843-7419 and enter the passcode 42972201#.  A live webcast of the conference call will be available on the Company’s website at www.vno.com and an online playback of the webcast will be available on the website for 90 days following the conference call.

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